UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2024

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard,
Suite 420
Montréal, Québec CA	H4M 2X6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 3, 2024, the Board of Directors (the “Board”) of Milestone Pharmaceuticals Inc. (the “Company”), upon the recommendation of the Nominating & Corporate Governance Committee of the Board, voted to elect Joeseph C. Papa as a member of the Board and as a member of the Board’s compensation committee (the “Compensation Committee”), effective as of September 3, 2024 (the “Effective Date”). Mr. Papa’s term as director will expire at the Company’s 2025 annual meeting of stockholders.

Mr. Papa has over 35 years of experience in the pharmaceutical, healthcare and specialty pharmaceutical industries. Since February 2024, he has served as Chief Executive Officer of Emergent BioSolutions (NYSE: EBS). Previously, he served as Chief Executive Officer of Bausch + Lomb Corporation from May 2022 to March 2023 and served as Chairman and CEO of Bausch Health (NYSE: BHC) from 2016 to 2022. From 2006 to 2016, Mr. Papa served as Chairman and CEO of Perrigo (NYSE: PRGO). Prior to Perrigo, Mr. Papa served as President of PTS for Cardinal Health (NYSE: CAH), President of Watson Pharmaceuticals, President of U.S. operations for Searle/Pharmacia, Chief Operating Officer of DuPont Pharmaceuticals (NYSE: DD) and Vice President of Marketing for Novartis (NYSE: NVS). He currently serves as Chair of the board of directors of SparingVision, a privately held genomic medicines company, and as a member of the board of directors of Candel Therapeutics (Nasdaq: CADL), a clinical stage biopharmaceutical company developing immunotherapies for cancer patients, where he chairs the compensation committee. He previously served on the boards of directors of Prometheus Biosciences, as lead independent director and chair of the compensation committee until the company’s sale to Merck (NYSE: MRK) in 2023, and Smith & Nephew plc (NYSE: SNN) as chair of the remuneration committee. Mr. Papa holds a B.S. in pharmacy from the University of Connecticut and an M.B.A. from Northwestern University’s Kellogg Graduate School of Management.

There are no arrangements or understandings between Mr. Papa and any other person pursuant to which Mr. Papa was elected as a director. Mr. Papa does not have any family relationships with any of the Company’s directors or executive officers, and does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the terms of the Company’s Non-Employee Director Compensation Policy (as amended to date, the “Compensation Policy”), Mr. Papa will receive (i) annual cash compensation of $42,500 for his service as a director and (ii) annual cash compensation of $7,500 for his service as a member of the Compensation Committee. Additionally, pursuant to the Compensation Policy, Mr. Papa will be granted an option to purchase up to 80,000 common shares of the Company (the “Initial Grant”) upon the effective date of his appointment to the Board. The Initial Grant will vest in equal monthly installments over three years from the date of grant, subject to such director’s continued service as a director or otherwise as an employee or consultant to the Company through the applicable vesting dates. The Initial Grant is subject to the terms of the Company’s 2019 Equity Incentive Plan and the Company’s form of United States stock option grant notice and stock option award agreement thereunder. Furthermore, Mr. Papa is entitled to receive additional annual equity awards in accordance with the terms and conditions of the Compensation Policy. The Company will also reimburse reasonable out-of-pocket expenses incurred by Mr. Papa for his attendance at meetings of the Board or any committee thereof.

In connection with his appointment to the Board, Mr. Papa has entered into the Company’s standard form of indemnity agreement, a copy of which was filed as Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-230846) filed with the Securities and Exchange Commission on April 12, 2019.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company virtually held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”) on August 28, 2024. At the Annual Meeting, the Company’s shareholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on July 15, 2024. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for, withheld or against each matter, and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1.	Election of Directors

The Company’s shareholders elected the nominees below to the Board each to hold office until the 2025 Annual Meeting of Shareholders or until their successors are duly elected or appointed, or until such directors’ earlier resignation or removal. The votes regarding the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph Oliveto	27,367,910	328,244	9,337,191
Lisa M. Giles	27,494,092	202,062	9,337,191
Stuart M. Duty	27,633,939	62,215	9,337,191
Andrew R. Saik	27,633,449	62,705	9,337,191
Michael Tomsicek	27,495,346	200,808	9,337,191
Robert J. Wills	22,522,120	5,174,034	9,337,191
Seth H.Z. Fischer	27,500,738	195,416	9,337,191

Following the Annual Meeting, Mr. Duty replaced Mr. Fischer as a member of the Board’s Nominating and Corporate Governance Committee, Mr. Saik replaced Ms. Giles as a member of the Board’s Audit Committee and Mr. Fischer was appointed as Chair of the Board’s Compensation Committee. The current composition of the Board committees after the Annual Meeting and the Effective Date of Mr. Papa’s appointment the Board is as follows:

Committee	Members
Nominating and Corporate Governance Committee	Robert J. Wills (Chair), Lisa M. Giles, Stuart M. Duty
Audit Committee	Michael Tomsicek (Chair), Robert J. Wills, Andrew R. Saik
Compensation Committee	Seth H.Z. Fischer (Chair), Michel Tomsicek, Joseph C. Papa

Proposal 2.	Appointment of the Company’s Auditor

Proposal 2 was a proposal to approve the appointment of PricewaterhouseCoopers LLP as the auditor for the Company to hold office until the close of the 2025 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor’s remuneration. The votes regarding the appointment of the Company’s auditor were as follows:

Votes For	Votes Withheld
36,988,292	45,053

Item 7.01.	Regulation FD Disclosure.

On September 4, 2024, the Company issued a press release announcing the appointment of Mr. Papa to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 4, 2024.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

By:	/s/Amit Hasija
Amit Hasija
Chief Financial Officer

Dated: September 4, 2024